Calculation of Filing Fee Tables
S-3
ONCOLYTICS BIOTECH INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock	457(o)
		Equity	Preferred Stock	457(o)
		Other	Warrants	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 110,997,614.08	0.0001381	$ 15,328.77
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Shares	415(a)(6)						F-3	333-289819	08/27/2025
Carry Forward Securities		Other	Subscription Receipts	415(a)(6)						F-3	333-289819	08/27/2025
Carry Forward Securities		Other	Warrants	415(a)(6)						F-3	333-289819	08/27/2025
Carry Forward Securities		Other	Units	415(a)(6)						F-3	333-289819	08/27/2025
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 139,002,385.92			F-3	333-289819	08/29/2025	$ 21,281.26
			Total Offering Amounts:				$ 250,000,000.00		$ 15,328.77
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 15,328.77
Offering Note
[1]	(A) An unspecified number of securities is being registered as may from time to time be offered at unspecified prices. Pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. (B) Includes rights to acquire common stock or preferred stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan. (C) Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of preferred stock or upon exercise of common stock warrants registered hereunder. The maximum aggregate offering price of all securities issued pursuant to this registration statement will not exceed $250,000,000. (D) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

[2]	The registrant previously registered the offer and sale of securities having a maximum aggregate offering price of $150,000,000 pursuant to a registration statement on Form F-3 (File No. 333-289819) initially filed with the U.S. Securities and Exchange Commission on August 29, 2025 (the "Prior Registration Statement"), of which an aggregate of $139,002,385.92 remain unsold (the "Unsold Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities and no additional filing fee is due with respect to such Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities pursuant to the Prior Registration Statement shall be deemed terminated as of the date of the effective date of this registration statement. If the registrant sells any of the Unsold Securities pursuant to the Prior Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement, which will reduce the number of Unsold Securities included on this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date